EXHIBIT 10.2

FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT, made and entered into as of the 27th day of October, 2004, by and between RARE HOSPITALITY MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the “Company”), and EUGENE I. LEE, JR., a resident of the State of Georgia (hereinafter referred to as the “Executive”);

WITNESSETH:

        WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of April 28, 2003 (the “Original Agreement”); and

        WHEREAS, the Original Agreement requires the Company and Executive to renew the Original Agreement on or before October 27, 2004 in order for the term of the Original Agreement to continue past the Expiration Date (as defined in the Original Agreement); and

        WHEREAS, the Company and Executive intend to renew the Original Agreement on the terms and conditions set forth in this First Amendment;

        NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid by the Company to Executive, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and obligations contained herein, the Company and Executive hereby agree as follows:

    1.        Section 1.1 of the Original Agreement shall be deleted in its entirety and replaced with the following new Section 1.1:

    1.1.        Employment Term. The employment term of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall continue until and end on April 27, 2006 (the “Expiration Date”), unless terminated prior thereto in accordance with Section 3 hereof. Unless renewed by mutual agreement of the Company and Executive, as expressed in writing signed by both parties on or before October 27, 2005 (the “Notice Date”), this Agreement shall terminate on the Expiration Date with no renewal or extension; provided, however, that in the event the Company chooses not to renew the Agreement, the Executive will be entitled to receive the compensation under Section 2.1 owed to Executive but unpaid for performance rendered under this Agreement as of the Expiration Date, and the Company will be obligated to continue to pay Executive his Base Compensation (as defined below) as of the Expiration Date, for a period of twelve (12) months after the Expiration Date, and for such additional period of time beyond twelve (12) months, if any, equal to the period of time between the Notice Date and the date on which the Company provides Executive with written notice of non-renewal. Such payments of salary shall be made as and when salary would otherwise be payable to senior officers of the Company. The period from the Commencement Date until the employment term expires or is terminated by the Company or Executive is hereinafter referred to as the “Employment Term.”

    2.        Section 2.1 of the Original Agreement shall be deleted in its entirety and replaced with the following new Section 2.1:

2.1 Base Compensation. For all the services rendered by Executive hereunder, the Company shall pay Executive an annual salary at the rate of Four Hundred Thousand and 00/100 Dollars ($400,000) for each full year of the Employment Term, plus such additional amounts, if any, as may be approved by the Company (“Base Compensation”), payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly). The Company agrees that the Executive’s salary will be reviewed at least annually to determine if an increase is appropriate, which increase shall be in the sole discretion of the Company. Executive’s salary shall be prorated for any partial year during which this Agreement remains in effect.

    3.        Section 2.2 of the Original Agreement shall be deleted in its entirety and replaced with the following new Section 2.2:

2.2 Bonus Awards. In addition to the Base Compensation during the Employment Term, Executive shall be eligible for a bonus potential of not less than One Hundred percent (100%) of his Base Compensation. The actual bonus shall be determined and paid in accordance with the bonus program for executives of the Company, as approved by the Company from time to time. Unless otherwise set forth in this Agreement, Executive must be employed by the Company on the date the bonus is paid to executive employees generally in order to be entitled to a bonus for that year.

    4.        Section 19 of the Original Agreement shall be deleted in its entirety and replaced with the following new Section 19:

    19.        Entire Agreement. This Agreement, together the First Amendment thereof, and Exhibit A hereto, which is incorporated herein by this reference, constitutes the entire Agreement between the parties hereto with regard to Executive’s employment by the Company and there are no agreements, understandings, specific restrictions, warranties or representations, written or oral, relating to said subject matter between the parties other than those set forth herein or herein provided for. Without limiting the foregoing, this Agreement replaces and supercedes the First Agreement, which is hereby terminated and of no further force and effect.

    5.        Exhibit A of the Original Agreement shall be deleted in its entirety and replaced with the new Exhibit A attached hereto and incorporated herein by reference.

    6.        Except as otherwise set forth herein, the Original Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                            RARE HOSPITALITY MANAGEMENT, INC.

                            By:    _______________________________
                                       Chairman and Chief Executive Officer

                            EXECUTIVE

                            _________________
                            EUGENE I. LEE, JR.

EXHIBIT A

Executive and the Company agree that, for purposes of this Agreement, the “Restricted Area” shall constitute the area within fifteen (15) miles of RARE’s restaurants in the following cities:

Alabama:

Arizona:

Connecticut:

Delaware:

District of Columbia:

Florida:

Georgia:

Illinois:

Indiana:

Kansas:

Kentucky:

Maine:

Maryland:

Massachusetts:

Michigan:

Minnesota:

Missouri:

Nevada:

New Hampshire:

New Jersey:

New York:

North Carolina:

Ohio:

Pennsylvania:

Rhode Island:

South Carolina:

Tennessee:

Texas:

Virginia:

West Virginia:	Auburn, Daphne, Dothan, Hoover, Huntsville, Mobile, Montgomery, Prattville

      Phoenix

      Manchester

      Newark

      Washington, D.C.

      Altamonte Springs, Boynton Beach, Brandon, Coral Springs, Daytona Beach, Davie, Delray Beach, Destin,
      Fleming Island, Ft. Lauderdale, Ft. Myers, Hollywood, Jacksonville Beach, Jacksonville, Jensen Beach,
      Kissimmee, Lake Mary, Largo, Merritt Island, Miami, Naples, Ocala, Orlando, Pembroke Pines, Port Richey,
      Sarasota, St. Augustine, St. Petersburg, Tallahassee, Tampa, West Palm Beach, Winter Haven, Palm Harbor

      Albany, Alpharetta, Athens, Atlanta, Augusta, Austell, Buford, Canton, Cartersville, College Park,
      Columbus, Conyers, Cumming, Dalton, Dawsonville, Douglasville, Duluth, Gainesville, Hiram, Jonesboro,
      Kennesaw, Lawrenceville, Lithonia, McDonough, Macon, Marietta, Morrow, Newnan, Peachtree City, Rome,
      Roswell, Savannah, Snellville, Statesboro, Tifton, Tucker, Valdosta, Warner Robins, Woodstock

      Chicago, Fairview Heights

      Avon, Carmel, Evansville, Indianapolis

      Leawood, Lawrence, Speedway, Topeka

      Bowling Green, Cold Springs, Florence, Lexington, Louisville, Frankfort

      Augusta, Bangor, South Portland

      Baltimore, Bowie, Columbia, Frederick, Gaithersburg, Germantown, Hagerstown, Waldorf

      Boston, Braintree, Brockton, Burlington, Chestnut Hill, Dedham, Framingham, Franklin, Haverhill,
      Loeminster, Marlboro, Methuen, Milbury, Milford, North Attleboro, Peabody, Plymouth, Raynham, Seekonk,
      Shrewbury, Watertown, West Springfield

      Auburn Hills, Troy, Westland

      Minneapolis

      Ballwin, Belton, Chesterfield, Florissant, Independence, Jefferson City, Kansas City, Lee's Summit,
      O'Fallon, St. Peters, St. Louis Mills, Sunset Hills

      Las Vegas

      Concord, Manchester, Nashua, Newington

      Howell, Mt. Olive, North Brunswick, Parsippany, Piscataway, Rochelle Park, Woodbridge

      Albany, New York (Manhattan), Poughkeepsie, Rochester

      Burlington, Charlotte, Concord, Gastonia, Greensboro, Greenville, Hickory, High Point, Huntersville,
      Pineville, Winston-Salem, Wilmington

      Beaver Creek, Boardman, Cincinnati, Columbus, Cuyahoga Falls, Dublin, Eastgate, Fairview Park, Gahanna,
      Independence, Maumee, Medina, Mentor, Moraine, North Canton, Pickerington, Solon, Springdale,
      St. Clairsville, Strongsville, Wooster, West Chester

      Bensalem, Erie, Exton, Lancaster, Norristown, Philadelphia, Whitman Square

      Providence, Warwick

      Anderson, Columbia, Greenville, Hilton Head, Mt. Pleasant, Myrtle Beach, Rock Hill, Spartanburg

      Chattanooga, Clarksville, Hermitage, Jackson, Madison, Nashville

      Dallas, Houston

      Dulles, McLean, Chantilly

Charleston

Executive acknowledges and agrees that the geographical area described above is the area in which Executive will initially perform his services for the Company, and that the area in which such services are performed is intended to expand or contract as the locations of RARE’s restaurants (the “Consolidated Group”) increase or decrease. Executive and the Company agree that as the geographical area in which the Consolidated Group operates expands or contracts, the parties agree to amend the list of cities described on this Exhibit A from time to time, or delete cities in which there is no longer a member of the Consolidated Group to include each additional city in which there is a member of the Consolidated Group. Executive agrees to execute one or more amendments hereto upon the request of the Company from time to time in order to confirm such amended list.